CareView Communications, Inc. 8-K

Exhibit 10.7

AMENDMENT TO COMMON STOCK PURCHASE WARRANT

This Amendment to Common Stock Purchase Warrant (this “Amendment”) is entered into as of February 2, 2018, by and between CareView Communications, Inc., a Nevada corporation (the “Company”) and Rockwell Holdings I, LLC, a Wisconsin limited liability company (the “Holder”).

BACKGROUND

A.            Reference is hereby made to that certain Common Stock Purchase Warrant with an Initial Exercise Date of November 16, 2009, as reissued effective as of January 31, 2017, entitling the Holder to subscribe for and purchase from the Company up to 1,151,206 shares of common stock, par value $0.001 per share, of the Company (the “Warrant”). Capitalized terms used in this Amendment that are not otherwise defined in this Amendment shall have the meanings respectively ascribed to them in the Warrant.

B.             Section 5(l) of the Warrant provides that the Warrant may be modified or amended with the written consent of the Company and the Holder. Pursuant to this Amendment, the Company and the Holder are amending the Warrant.

C.             For value received, the Company has agreed to amend the Exercise Price under the Warrant as provided below.

In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Amendment to Warrant. The Company and the Holder agree that Section 2(b) of the Warrant is hereby deleted in its entirety and replaced with the following:

“b)Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $0.05, subject to adjustment hereunder (the “Exercise Price”).”

2.              Ratification. The Warrant, as amended by this Amendment, is hereby ratified and confirmed in all respects and shall continue in full force and effect in accordance with its terms.

3.              Authority. The Company and the Holder hereby represent and warrant that they have the full power and authority to agree to, enter into, execute and deliver and perform under this Amendment.

4.              Miscellaneous.

a.	This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Wisconsin, without giving effect to its conflict of laws provisions.

b.	This Amendment may be executed by electronic transmission and in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single instrument.

c.	The Holder shall promptly affix this Amendment to the Warrant.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed and delivered as of the date first above written.

HOLDER:

ROCKWELL HOLDINGS I, LLC

By:	/s/ Matthew Bluhm
Name: Matthew Bluhm
Title: Member

COMPANY:

CAREVIEW COMMUNICATIONS, INC.

By:	/s/ Steven G. Johnson
Name: Steven G. Johnson
Title: President and Chief Executive Officer

[Amendment to Common Stock Purchase Warrant]